EXHIBIT 10.3

             PATENT SUB-LICENSE AGREEMENT, DATED FEBRUARY 17, 1999
                      BETWEEN JANESVILLE GROUP LIMITED AND
                            LAZER-TEK DESIGNS, LTD.

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                     JANESVILLE/LAZER-TEK PATENT SUB-LICENSE
                                    AGREEMENT

         This Agreement by and between JANESVILLE GROUP LIMITED, a Wisconsin corporation (hereinafter "Licensor"), on the one hand, and LAZER-TEK DESIGNS LIMITED, a Nevada corporation (hereinafter "Licensee") is entered into as of February 17, 1999 (hereinafter the "Effective Date").

         WHEREAS United Distillers & Vintners (ER) Limited, a corporation organized under the laws of the United Kingdom ("Distillers"), formerly known as United Distillers, PLC, is the assignee of the Licensed Patent (as defined below);

         WHEREAS Distillers entered into a written patent license agreement relating to the Licensed Patent with Podarok International Inc. on or about 10 November 1995, a true and correct copy of which is attached hereto as Exhibit A ("LDI License");

         WHEREAS Laser Design International, LLC, a California limited liability company ("LDI") acquired the interest of Podarok International Inc. in that license with the consent of Distillers;

         WHEREAS LDI entered into a written sublicense agreement with the Janesville Group, LTD ("Janesville") on or about February 1997, a true and correct copy of which is attached hereto as Exhibit B ("Janesville Sub-License"), with the consent of Distillers;

         WHEREAS Licensee has manufactured and sold and desires to continue to manufacture and/or sell in the future products that come within the scope of the Licensed Patent;

         WHEREAS Licensee desires to obtain a license to the Licensed Patent and Licensor is willing to grant to Licensee a license to the Licensed Patent on the terms set forth below.

         NOW THEREFORE, in view of the above premises and the following mutual covenants and promises, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                                                                   Page 1

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                               JANESVILLE/LAZER-TEK PATENT SUB LICENSE AGREEMENT

1.1 "Licensed Patent" means United States Patent No. 5,206,496 (the "496 Patent") issued April 7, 1993 and the foreign counterparts to the '496 patent, as listed on Schedule 1 of the Janesville Sub- License

1.2 "Net Sales" means the sale, lease, or other disposition of Products by Licensee and its Affiliates, reduced by any units of Products returned to and accepted by Licensee or its Affiliates for which the purchase price of such units has been refunded in full. For sales of licensed products to an Affiliate, sister company, subsidiary, or entity otherwise related to the Licensee (hereinafter "Related Company), the higher of the Related Company's purchase or sale price for each item will be included in Net Sales; provided however that the Net Sales to such Related Company shall not be recognized for royalty calculations until sold by the Related Company to a non-Related Company and shall then be recognized as a sale at the higher of the Related Company's purchase or sale price.

1.3 "Laser Crystal Products" means decorative objects that contain internal images that have been created inside a transparent medium using a laser.

1.4 "Product" or "Products" means all articles made and/or sold by Licensee which are Laser Crystal products that, in the absence of this Agreement, would infringe one or more claims of any Licensed Patent, when made, used or sold. "Products" shall be specifically limited to the "Decorative Field of Use," as defined by the LDI License as of the Effective Date of this Agreement.

1.5 "ASI, Premium & Retail Market Segments" means Products that are sold in the specialty advertising ("ASI"), premium, and retail market segments, limited editions, collectibles, and portraits (or busts) sold within the United States, Canada, Mexico, the United Kingdom, and all countries in Central America, South America, and the Caribbean Basin.

1.6 "Affiliate" means a corporation or other entity that is controlled or is controlled by Licensee or Licensor. The term Affiliate includes Lazer-Tek Designs, Inc. and Scanova Limited, provided, however, that they are considered Affiliates only so long as ownership and control by Licensee exists.

                                   ARTICLE II

                            LICENSE GRANT AND RELEASE

2.1 LICENSE. Subject to Licensee's compliance with all material terms of this agreement, Licensor hereby grants to Licensee under the Licensed Patent, a non-exclusive, royalty-bearing, sub- license of the Janesville Sub-License to make, use, import, offer for sale, sell, lease, or, otherwise dispose of Products in the ASI Premium & Retail Market Segments. For the purpose of this Agreement, all terms are deemed material with the exception of the terms governed by the following sections: 5.1, 9.6, 9.7, 9.8, and 9.9. Compliance with non-material terms may be enforced (subject to the notice and cure requirements of section 7.2) through binding arbitration, with the prevailing party recovering costs its costs and attorneys fees.


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                               JANESVILLE/LAZER-TEK PATENT SUB LICENSE AGREEMENT


2.2 GEOGRAPHIC LIMITATION. The geographic scope of the license shall be limited to products that are sold within the United States, Canada, Mexico, the United Kingdom, and all countries in Central America, South America, and the Caribbean Basin.

2.3 JANESVILLE SUB-LICENSE LIMITATION. The scope of this license shall be no broader than the scope of the Janesville Sub-License, attached to this Agreement as Exhibit B..

2.4 COVENANT NOT TO SUE. Subject to Licensee's compliance with the terms of this Agreement, Licensor shall not assert any claim or action against Licensee, its distributors, or direct or indirect customers for practicing any method or process within the scope of the Licensed Patent, in using a Product for which all applicable royalties have been paid to Licensor under this Agreement.

2.5 NO IMPLIED LICENSES. Except as expressly stated in this Article II, no other rights or licenses are granted to Licensee, express or implied, by virtue of this Agreement.

2.6 CHANGES IN CONTROL OF LICENSEE. Licensor has the right to terminate this license following changes in control of Licensee, unless the prior written approval of Licensor is obtained, which approval shall not be unreasonably withheld. Provided, however, that Licensee agrees to notify Licensor in advance of any such proposed change in control and to provide Licensor in advance with relevant financial data and information about new investors and purchasers. Should Licensee (or any proposed investor/purchaser) dispute Licensor's decision, then the sole remedy shall be AAA arbitration under its Commercial Rules in the Janesville, Wisconsin are by a three-arbitrator panel, reviewing the decision as quickly as possible with any damages claims waived.

                                   ARTICLE III

                        LICENSE FEES AND ROYALTY PAYMENTS

3.1 ROYALTY PAYMENTS. Within thirty (30) days after completion of each calendar quarter, Licensee will pay to Licensor royalties in accordance with the rates below based on the Net Sales during that quarter. Licensee will provide with each payment a statement certified to be correct by Licensee, specifying the Net Sales for the quarter, and the total royalties owed (with a copy to LDI). Such payment will commence upon completion of the first calendar quarter after the Effective Date. In order for royalties to be put on a calendar year basis, the remainder of 1999 shall be treated as a year for royalty base calculations. Thereafter, the royalty bases shall be calculated on a calendar year basis. Royalties shall begin to accrue on any sales after April 15, 1999.


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                               JANESVILLE/LAZER-TEK PATENT SUB LICENSE AGREEMENT

               ANNUAL SALES VOLUME               PERCENTAGE

         Up to $500,000                          17%

         $500,000 to $750,000                    20%

         $750,000 to $1,000,000                  20%

         $1,000,000 and over                     20%

         No more than one royalty shall be paid for any Product, and royalties shall not be paid to both Licensor and LDI for any Product. It is understood that incorrect payment of a royalties to Licensor shall not operate as a breach, default or noncompliance, so long as the aggregate payment of royalties to Licensor and LDI is correct for the period.

3.2 EXAMINATION OF RECORDS; AUDITS. Licensee agrees to maintain all books and records necessary and sufficient to enable Licensor to determine the accuracy of the initial fee for a period of four (4) years from the Effective Date and royalties paid to Licensor under this Agreement. Licensor shall have the right to formally audit by written notice, but may not audit more frequently than annually. Audits shall be performed by a firm of certified public accountants reasonably acceptable to both parties. If the parties cannot agree on a firm of certified public accountant, then Licensor may choose one of the top five nationally recognized certified public accounting firms or, at Licensor's election, Licensor and Licensee shall each select an accounting firm and agree that those accounting firms may select a third firm for the purposes of auditing. Licensee will allow the examination of the records of Licensee by the selected certified public accountants for the purpose of determining the accuracy of royalties paid or payable by Licensee to Licensor under this Agreement. The parties to the audit will agree to abide by the results. Licensee will agree to fully cooperate. Auditing expenses shall be borne by the requesting party. If the audit determines a shortfall in royalty payments, Licensee will promptly pay all shortfalls. If the shortfall is 5% or more, Licensee will pay all audit costs and expenses; if 10% or more, then in addition Licensee will pay a penalty equal to 20% of any shortfall. If the audit determines a shortfall in royalty payments, Licensee shall have thirty (30) days after written determination of the audit to pay any shortfall or penalty. Provided however that for any audit for calendar year 1999, maximum penalty should be reduced to 10%.


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                               JANESVILLE/LAZER-TEK PATENT SUB LICENSE AGREEMENT


3.3 LATE PAYMENTS; ATTORNEYS' FEES. Licensee agrees to pay Licensor a late charge of five percent (5%) of any amounts not paid when due. In addition, interest will be due and payable on past due amounts at the rate of one percent (1%) per month. Lazer-Tek agrees to pay attorneys fees in the event of any successful court action undertaken for collection.

3.4 MAINTENANCE OF RECORDS. Licensee shall maintain all books and records necessary and efficient to enable Licensor to determine the accuracy of the royalties paid to Licensor under this Agreement for a period of four (4) calendar years after the applicable calendar year, after which Licensee shall have no obligation to maintain and Licensor shall have no right to inspect, examine or audit any such books or records relating to such applicable calendar year.

                                   ARTICLE IV

                         LIMITED WARRANTY AND INDEMNITY

4.1 EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE IV, NO OTHER WARRANTIES OR REPRESENTATIONS ARE GIVEN BY LICENSOR OR LICENSEE UNDER THIS AGREEMENT, including but not limited to, any warranty or representation: (a) as to the validity of the Licensed Patent; (b) that any manufacture, importation, sale, lease, use, or other disposition of Products will be free from infringement of another party's intellectual property rights; (c) that Licensor will enforce any intellectual property rights it may have in the Licensed Patent against third parties; or (d) as to the quality, merchantability, or fitness for a particular purpose of any Product.

4.2 Licensee shall defend, indemnify and hold harmless Licensor, and its directors, officers, employees and affiliates, from and against any claims, liabilities, actions, costs or damages (including fees of attorneys and other professionals) arising from Licensee's manufacture, use, sale or distribution of Products, or any representations by Licensee concerning Products, provided Licensor gives Licensee notice of such claim, provides reasonable cooperation and assistance in connection with such claim, and does not agree to any settlement without Licensee's consent.

4.3 Licensee will provide reasonable cooperation and assistance to Licensor in connection with any litigation concerning the Licensed Patent brought by or against a third party, including but not limited to any action or claim involving alleged infringement of the Licensed Patent.

4.4 Licensor represents and warrants that Licensor has sufficient interest in the Licensed Patent to grant the licenses that are granted under this Agreement.

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                               JANESVILLE/LAZER-TEK PATENT SUB LICENSE AGREEMENT

                                    ARTICLE V

                                 CONFIDENTIALITY

5.1 Licensee agrees not to disclose the financial terms of this Agreement to any third party without Licensor's prior written consent, except that if Licensee is required by law or is ordered to produce such information by subpoena or other judicial or governmental order, Licensee will immediately inform Licensor and will provide reasonable cooperation and assistance to Licensor in seeking confidential treatment of such information in connection with the proceedings for which the information is sought.

                                   ARTICLE VI

                                 PATENT NOTICES

6.1 Licensee will mark each Product or its packaging with a notice of U.S. Patent No. 5,206,496 or other patents licensed as applicable.

                                   ARTICLE VII

                              TERM AND TERMINATION

7.1 TERM. The obligation to pay royalties under this Agreement shall continue, and Licensee agrees to pay royalties on any Licensed Product sold until the earlier of (1) the expiration of the term of the '496 patent or (2) after all possibility of appeal has been exhausted for any final judgment declaring all claims of the '496 patent invalid., unless terminated earlier in accordance with Section 7.2. The continued validity, enforceability, and/or patent term of foreign counterparts for the '496 patent will not affect the term of this Agreement.

7.2      TERMINATION.

            (a) If there should occur a material beach, default or noncompliance by one party (the "Defaulting Party") of or with any term or condition hereof followed by written notice of such breach, default or noncompliance from the other party (the "Non-Defaulting Party") and the failure of the Defaulting Party to remedy or correct such breach, default or noncompliance within sixty (60) days after receipt of such notice, then, in addition to any other remedy available at law or in equity or under this Agreement, the Non-Defaulting Party may, at its election, terminate this Agreement.

            (b) Licensor may, at its election, terminate this Agreement upon Licensee's bankruptcy or reorganization for the benefit of creditors.

7.3 In the event this Agreement is terminated in accordance with this Article VII, then the license rights granted to Licensee by this Agreement shall immediately terminate, except that Licensee shall have the right to sell any



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                               JANESVILLE/LAZER-TEK PATENT SUB LICENSE AGREEMENT


completed units of Products in existence as of the date of termination, subject to, and provided Licensee has at all times complied with, its obligations to pay royalties and submit to audit in accordance with this Agreement. The provisions of Sections 1, 2.4, 3, 4, 5, 7.3, 8 and 9 and any liability arising from breach of this Agreement will survive termination of this Agreement.

                                  ARTICLE VIII

                             LIMITATION OF LIABILITY

8.1 DISCLAIMER OF CONSEQUENTIAL, ETC. DAMAGES. IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR DAMAGES TO THE OTHER PARTY'S BUSINESS REPUTATION HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

8.2 LIMITATION OF LIABILITY. At no time shall a party's liability to the other party in connection with any claim related to or arising out of this Agreement exceed the royalties paid under this Agreement within the preceding twelve months.

                                   ARTICLE IX

                                     GENERAL

9.1 INCORPORATION OF LDI LICENSE TERMS. This license shall be subject to the terms of the LDI License, and Lazer-Tek agrees to be bound by its terms to the extent that such term impose obligations on LDI as licensee. This obligation specifically extends to insurance requirements imposed by Distillers, and Lazer-Tek agrees to provide such coverage as Distillers in its reasonable opinion considers appropriate. Further, Lazer-Tek agrees to provided copies of all insurance certificates and renewal certificates to LDI and Distillers within thirty days of receipt of the same.

9.2 INCORPORATION OF JANESVILLE SUB-LICENSE TERMS. This license shall be subject to the terms of the Janesville Sub-License, and Lazer-Tek agrees to be bound by its terms to the extent that such term impose obligations on Janesville as sub-licensee. This obligation specifically extends to insurance requirements imposed by Distillers, and Lazer-Tek agrees to provide coverage as UD in its reasonable opinion considers appropriate, and any additional amounts as Janesville in its reasonable opinion considers appropriate. Further, Lazer-Tek agrees to provided copies of all

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                               JANESVILLE/LAZER-TEK PATENT SUB LICENSE AGREEMENT


insurance certificates and renewal certificates to Janesville and Distillers within thirty days of receipt of the same.

9.3 BELOW COST SALES. No sales will be made below cost, except for samples or promotional items in commercially reasonable quantities.

9.4 NO WAIVER. No waiver by Licensor, express or implied, of any breach of any term, condition, or obligation of this Agreement by the Licensee shall be construed as a waiver of any subsequent breach of that term, condition or obligation, or of any other term, condition, or obligation of this Agreement of the same or different nature.

9.5 NO ASSIGNMENT OR SUBLICENSING. Licensee shall not assign or otherwise transfer, by contract, operation of law or otherwise, without the written consent of both Licensor and Distillers, this Agreement or any license right granted hereunder or any interest herein, or grant any sublicense for any purpose under this Agreement, and any such assignment, transfer or sublicense shall be null and void.

9.6 GOVERNING LAW. This Agreement shall be construed under the laws of the State of California and the United States of America as though entered into between two parties residing in California to be performed wholly within California.

9.7 COMPLETE AGREEMENT. This Agreement sets forth the entire understanding between the parties and supersedes all prior discussions, representations, and agreements between them as to the subject matter of this Agreement. This Agreement cannot be modified except in writing by duly authorized representatives of both parties.

9.8 EXPORT CONTROL. Licensee shall be responsible for ensuring it complies with all laws and regulations of the United States Government relating to the export of Products from the United States.


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                               JANESVILLE/LAZER-TEK PATENT SUB LICENSE AGREEMENT


9.9 NOTICES. A notice, request, or statement hereunder shall be deemed to be sufficiently given or rendered when sent by certified mail and addressed to such address as may be specified by written notice.


IN WITNESS THEREOF, the parties have executed this Agreement

LICENSOR:
                                 JANESVILLE GROUP LIMITED


                                 /s/ DENNIS L. PORTER
                                 --------------------------------------------
                                 By:   DENNIS L. PORTER
                                    -----------------------------------------
                                 Its:       PRESIDENT
                                     ----------------------------------------

LICENSEE:
                                 LAZER-TEK DESIGNS LIMITED


                                 /s/ LENA WALTHER
                                 --------------------------------------------
                                 By:    LENA WALTHER
                                    -----------------------------------------
                                 Its:        PRESIDENT
                                     ----------------------------------------

THIS SUB-LICENSE IS APPROVED:

                                 UNITED DISTILLERS & VINTNERS (ER)
                                 LIMITED


                                 --------------------------------------------
                                 By: ________________________________________
                                 Its: _______________________________________

                                 LASER DESIGN INTERNATIONAL, LLC


                                 /s/ BRIAN LIDDICOAT
                                 --------------------------------------------
                                 By:    BRIAN LIDDICOAT
                                    -----------------------------------------
                                 Its:   CHIEF OPERATING OFFICER
                                     ----------------------------------------


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